EXHIBIT 3

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of December 2, 1999, by and between Anthracite Capital, Inc., a Maryland corporation, with headquarters located at 345 Park Avenue, 29th Floor, New York, New York 10154 (the "Company"), and RECP II Anthracite, LLC, a Delaware limited liability company (the "Buyer"), a wholly-owned subsidiary of DLJ Real Estate Capital Partners II, L.P. ("RECP").

      WHEREAS:

      A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act");

      B. The Company has authorized a new series of preferred stock, $.001 par value per share ("Preferred Stock"), designated as 10.5% Series A Senior Cumulative Convertible Redeemable Preferred Stock (together with any preferred stock issued in replacement thereof or otherwise with respect thereto in accordance with the terms thereof, the "Preferred Shares"), having the rights, preferences and privileges set forth in the Articles Supplementary to the charter of the Company attached hereto as Exhibit A (the "Articles Supplementary");

      C. The Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, 1,200,000 Preferred Shares for an aggregate purchase price of thirty million dollars ($30,000,000) (the "Purchase Price");

      D. The Preferred Shares shall have the rights, terms and conditions, and are convertible into shares of common stock, $0.001 par value per share, of the Company ("Common Stock"), as set forth in the Articles Supplementary;

      E. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound, the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES

      A. PURCHASE OF PREFERRED SHARES. On the Closing Date (as defined below), the Company agrees to issue and sell to the Buyer and the Buyer agrees to purchase from the Company 1,200,000 Preferred Shares.

      B. FORM OF PAYMENT. On or prior to the Closing Date, subject to the satisfaction (or waiver) of all of the terms and conditions set forth herein, and in reliance on the representations,


                             (Page 72 of 133 Pages)
warranties and covenants set forth or referred to herein, the Buyer agrees to pay the Purchase Price to the Company, which shall be $25.00 for each Preferred Share, or $30 million in the aggregate, for the Preferred Shares to be issued and sold to it at the Closing (as defined below), by wire transfer of immediately available funds to the account designated by the Company at least three (3) business days prior to the Closing Date, against delivery of a duly executed certificate registered in the name of the Buyer and in the form agreed upon by the Company and the Buyer representing the Preferred Shares which the Buyer is purchasing.

      C. CLOSING DATE. Subject to the satisfaction (or waiver) of all of the terms and conditions set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Preferred Shares pursuant to this Agreement (the "Closing Date") shall be 1:00 p.m. Eastern Standard Time on December 2, 1999 (the "Closing").

2. BUYER'S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Company that:

      A. INVESTMENT PURPOSE. As of the date hereof, the Buyer is agreeing to purchase the Preferred Shares and the shares of Common Stock issuable upon conversion or otherwise pursuant to the Preferred Shares (such shares of Common Stock sometimes referred to herein as the "Conversion Shares" and, collectively with the Preferred Shares, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representation herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

      B. ACCREDITED INVESTOR STATUS. RECP, the wholly-owned parent of the Buyer, is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Investor").

      C. RELIANCE ON EXEMPTIONS. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities. The Buyer acknowledges that it has reviewed the provisions of Rule 144 (as defined below) and in connection with the sale of the Securities other than pursuant to an effective registration statement under the 1933 Act will comply with terms of such rule or another available exemption from registration.

      D. INFORMATION. Except as listed on Schedule 2(D) hereof, the Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by the Buyer or any of its advisors or representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.


                             (Page 73 of 133 Pages)

      E. GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

      F. TRANSFER OR RE-SALE. The Buyer understands that: (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Securities are sold or transferred in compliance with certain provisions of the Company's Articles of Incorporation as amended (the "Articles") relating to Company's election to be taxed as a Real Estate Investment Trust (a "REIT") under the rules and regulations of the Internal Revenue Code of 1986, as amended (the "Code") as described more fully in the Company's registration statement on Form S-3, which does not register the sale of the Preferred Shares to the Buyer, originally filed under Rule 415 of the 1933 Act with the SEC on April 1, 1999 (Registration No. 333-75473) (as amended, the "Registration Statement") under the section titled "DESCRIPTION OF CAPITAL STOCK - Repurchase of Shares and Restrictions on Transfer," (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144") of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(F) and who is an Accredited Investor or (d) the Securities are sold pursuant to Rule 144 if available; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule 144 and further, if said Rule 144 is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other person is under any further obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement) . Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

      G. LEGENDS. The Buyer understands that the Preferred Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered, sold, or otherwise transferred or assigned in the absence of an effective registration statement for the securities under the applicable securities laws or unless sold pursuant to Rule 144 under said act. Notwithstanding the foregoing, the securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement."

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is sold pursuant to an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.


                             (Page 74 of 133 Pages)

      Until (i) the Board of Directors of the Company determines it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT and (ii) there is an affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class approving the determination of the Board of Directors set forth in clause (i) above, the Preferred Shares shall bear a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

"The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Company's election to be subject to tax as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the exemptions granted under (i) the Securities Purchase Agreement dated December 2, 1999, between the Company and RECP II Anthracite, LLC, a Delaware limited liability company ("RECP II"), a wholly owned subsidiary of DLJ Real Estate Capital Partners II, L.P. ("RECP") and that certain letter from the Company to RECP II and RECP dated December 2, 1999 regarding such exemptions or (ii) pursuant to Section 6.1.7 of the Articles of Incorporation of the Company, no Person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.8% of the number of outstanding shares of Common Stock, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Stock in excess of 9.8% of the number of outstanding shares of such class or series of Preferred Stock, (iii) Beneficially Own shares of Equity Stock that would result in the shares of Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution), or (iv) Beneficially Own or Constructively Own shares of Equity Stock that would result in the Company being "closely held" within the meaning of Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Company in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Company's Articles filed with the Department of Assessment and Taxation of the State of Maryland on March 20, 1998, as the same may be further amended from time to time (the "Articles"), a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

      H. OWNERSHIP LIMITATIONS. Subject to Sections 3(Y), 4(H) and 6(I) hereof, the Buyer understands the restrictions on transfer and ownership of the Company's shares of beneficial interest included in the Articles and this Agreement as such restrictions relate to the election by the Company to be taxed as a REIT for United States federal income tax purposes pursuant to Sections 856 through 860 of the Code (the "REIT Provisions of the Code"), and as described in the Registration Statement the section titled "DESCRIPTION OF CAPITAL STOCK - Repurchase of Shares and Restrictions on Transfer."

      I. AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized by the Buyer. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Registration Rights Agreement, such agreement will constitute, valid and binding agreements of the Buyer enforceable in accordance with their terms, subject, in each case, to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of specific performance or other equitable remedies.

      J. NO CONFLICTS. The execution and performance of this Agreement and the Registration Rights Agreement do not conflict with any agreement to which the Buyer is a party or is


                             (Page 75 of 133 Pages)
bound thereby, any court order or judgment addressed to the Buyer, or the constituent documents of the Buyer.

      K. RESIDENCY. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.

      L. USE OF ASSETS. The assets being used by the Buyer to purchase the Securities do not constitute assets of any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), or any plan (within the meaning of Section 4975 of the Code).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer that:

      A. ORGANIZATION AND QUALIFICATION. The Company, Anthracite Securitization Corp., a Delaware corporation ("ASC") and Anthracite Funding, LLC, a Delaware limited liability company ("AFLLC," and together with ASC, the "Subsidiaries"), and Black Rock Financial Management Inc., a Delaware corporation (the "Manager"), have each been duly organized and are each validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation or formation and are duly qualified or registered to transact business in each jurisdiction in which they conduct their business as now conducted or proposed to be conducted as described in the Registration Statement, with full power and authority to own, lease, use and operate their properties and to carry on their business as and where now owned, leased, used, operated and conducted or proposed to be conducted as described in the Registration Statement, except where the failure to be so qualified or registered cannot reasonably be expected to have a material adverse effect on (i) the business, operations, assets, financial condition, results of operations or prospects of the Company and the Subsidiaries, or (ii) the ability of the Manager to perform its obligations under the Investment Advisory Agreement between the Manager and the Company dated March 28, 1998 (the "Management Agreement") or the Administration Agreement between the Company and the Manager dated January 1, 1998 (the "Administration Agreement") (a "Material Adverse Effect"). Except for the Subsidiaries, the Company has no other "significant subsidiaries" as defined under the 1933 Act. The Company owns 100% of the equity interests in AFLLC and 10% of the issued and outstanding shares of voting Class A common stock, par value $.01 per share, of ASC and 90% of the issued and outstanding shares of non-voting Class B common stock, par value $.01 per share of ASC.

      B. AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to file and perform its obligations under the Articles Supplementary and to enter into and perform this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby and to issue and sell the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the filing of the Articles Supplementary and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Shares and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion of or otherwise pursuant to the Preferred Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, its stockholders, any governmental authority or any third party is required, (iii) this Agreement has been and, as of the Closing, the Articles Supplementary and the Registration Rights Agreement will be, duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and the execution and filing of the Articles Supplementary, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to


                             (Page 76 of 133 Pages)
applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of specific performance or other equitable remedies.

      C. CAPITALIZATION. As of September 30, 1999, the authorized capital stock of the Company consists of: (i) 400,000,000 shares of Common Stock of which 20,998,334 shares are issued and outstanding and 1,758,144 shares are reserved for issuance upon the exercise of outstanding options and (ii) 100,000,000 shares of preferred stock, none of which are issued and outstanding. Except as contemplated by this Agreement and pursuant to the Company's 1998 Stock Option Plan (the "Plan"), since September 30, 1999, the Company has not issued any capital stock. All of such issued and outstanding shares of capital stock have been duly authorized, validly issued, fully paid and are nonassessable and have been offered, sold and issued by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). No shares of capital stock of the Company are subject to preemptive rights of the stockholders of the Company, and all shares of capital stock of the Company are free and clear of all liens, pledges, charges, security interests, encumbrances, options or rights of any kind ("Liens") imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(C), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrips, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company; (ii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Preferred Shares or the Conversion Shares; (iii) there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include any securities of the Company in a registration statement filed under the 1933 Act, other than the registration rights granted to the underwriters in connection with the Company's initial public offering; and (iv) the Company is not a party to, nor does it have any knowledge of, any agreement with respect to the voting of the Common Stock.

      D. REIT STATUS. At all times commencing with its taxable year ending December 31, 1998, the Company has been, and upon the sale of the Preferred Shares, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company is not currently a "pension-held REIT" within the meaning of Code Section 856(h)(3)(D) and the Treasury Regulations promulgated thereunder.

      E. ISSUANCE OF SHARES. The Preferred Shares have been duly authorized and, upon issuance in accordance with the terms of this Agreement and payment in respect thereof, will be validly issued, fully paid and non-assessable, and free from all taxes and Liens with respect to the issue thereof and shall not be subject to any preemptive rights, rights of first refusal or offer or other similar rights. The Conversion Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes and Liens with respect to the issuance thereof and will not be subject to preemptive rights, rights of first refusal or offer (other than those contained herein) or other similar rights. The form of certificates evidencing the Preferred Shares, and upon conversion of the Preferred Shares, the form of certificates evidencing the Conversion Shares will comply with all applicable legal requirements and the


                             (Page 77 of 133 Pages)
rules of the New York Stock Exchange (the "NYSE") and, in all material respects, with all applicable requirements of the Articles and By-laws of the Company, as amended (the "By-laws").

      F. NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Articles Supplementary and the issuance, sale and delivery of the Preferred Shares and the issuance and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Articles or By-laws or the constituent documents of the Subsidiaries (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, license, instrument, contract, commitment, arrangement or indenture to which the Company or any of the Subsidiaries are a party or by which any of them or their assets are bound (each a "Material Contract"), or (iii) result in a violation of any law, statute, rule, regulation, ordinance, order, judgment or decree (including Federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company, any of the Subsidiaries or their securities are subject) applicable to the Company or any of the Subsidiaries or by which any of them or their property or assets are bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), (iv) result in the creation or imposition of a material Lien on any assets owned or held by the Company, (v) violate or result in the revocation or suspension of any permit held by the Company or the Subsidiaries or (vi) cause the Company to fail to qualify to be taxed as a REIT for the year ending December 31, 1999. Except as specifically contemplated by this Agreement and as required under the 1933 Act, any applicable state securities laws and the rules of the NYSE, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Articles Supplementary in accordance with the terms hereof or thereof or to issue and sell the Preferred Shares in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Preferred Shares. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

      G. MANAGEMENT AGREEMENT. Each of the Company and the Manager, has all requisite power and authority to perform the Management Agreement and the Administration Agreement and to consummate the transactions contemplated therein; the Management Agreement and the Administration Agreement have been duly authorized, executed and delivered by each of the Company and the Manager and constitute valid and binding agreements of each of the Company and the Manager, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity.

      H. CONSENTS. No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement, the Articles Supplementary, the Registration Rights Agreement, or the consummation of the transaction contemplated hereby and thereby, (ii) the sale and delivery of the Preferred Shares, other than (x) such as have been obtained, or will have been obtained at the Closing, under the 1933 Act or the 1934 Act (as defined herein) and (y) any necessary qualification under the applicable securities or blue sky laws.


                             (Page 78 of 133 Pages)

      I. COMPLIANCE. The Company is in compliance in all material respects with all applicable statutes, laws, ordinances, rules, regulations, orders, decrees and judgments applicable to it, except those noncompliance with which is not reasonably expected by the Company to have a Material Adverse Effect.

      J. PROCEEDINGS. There are no actions, suits, proceedings, inquiries or investigations pending or, to the Company's knowledge, threatened against the Company, the Subsidiaries or the Manager or any of their officers and directors or to which the properties, assets or rights of the Company or the Subsidiaries are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect, or which could adversely affect the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Management Agreement or the Administration Agreement in any material respect.

      K. BROKER/DEALER. The Company (i) is not required to register as a "broker" or "dealer" in accordance with the provisions of the Securities Exchange Act of 1934 or the rules and regulations thereunder (the "1934 Act"), and (ii) directly, or indirectly through one or more intermediaries, does not control or have any other association with (within the meaning of Article 1 of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD.

      L. INSIDER LOANS. Except as otherwise disclosed in the Company SEC Documents (defined below), there are no material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company.

      M. INVESTMENT COMPANY. The Company is not, nor as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Preferred Shares, will it become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

      N. FINDERS FEES. The Company has not incurred any liability for any brokers' or finder's fees or similar payments in connection with the transactions herein contemplated.

      O. SEC FILINGS. Since January 1, 1998, the Company has filed in a timely manner all reports required to be filed by it pursuant to the federal securities laws and the rules and regulations of the SEC promulgated thereunder (the "Company SEC Documents"), all of which, to the Company's knowledge, at the time such Company SEC Documents were filed, complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. To the Company's knowledge, none of the Company SEC Documents (including all financial statements included therein, and exhibits and schedules thereto, and documents incorporated by reference therein), at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has not filed any report or other document with the SEC since November 15, 1999.

      P. FINANCIAL INFORMATION. To the Company's knowledge, the financial statements of the Company included in the Company SEC Documents (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, (iii) fairly present (subject, in the case of the


                             (Page 79 of 133 Pages)
unaudited statements, to normal, recurring audit adjustments and the absence of footnotes) the consolidated financial position of the Company and any consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flow statements for the periods then ended, and (iv) are correct and complete in all material respects, and are materially consistent with the Company's books and records, which books and records are accurate and complete in all material respects. The pro forma financial data included in the Company's most recent Form 10-Q has been prepared in accordance with the applicable rules and guidelines of the SEC with respect to pro forma financial data, and the adjustments used therein are appropriate to give effect to the transaction or circumstance referred to therein.

      Q. ABSENCE OF CERTAIN CHANGES. Except as set forth in the Company SEC Documents, since December 31, 1998, the Company and the Subsidiaries have conducted their respective businesses in the ordinary course. Since September 30, 1999, there has been no development in the Company's business which has had a Material Adverse Effect.

      R. LIABILITIES. Except as set forth in the Company SEC Documents, the Company has no liabilities or obligations (whether absolute, accrued, contingent or otherwise), except for liabilities incurred in the ordinary and usual course of business since September 30, 1999 consistent with the past practices of the Company.

      S. PRIVATE OFFERING. None of the Company, its Affiliates (as defined below) or any person acting on their or any of their Affiliates' behalf, has engaged, or will engage, in connection with the offering of the Securities, in any communication or other form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act. Assuming the representations and warranties of the Buyer set forth in Section 2 are true, the offer, issuance and sale of the Securities in the manner contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the 1933 Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. "Affiliate" of any person or entity means a person or entity which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person or entity.

      T. YEAR 2000 COMPLIANCE. Except as set forth in Schedule 3(T): (i) all of the equipment and systems used by the Company and its Subsidiaries are "Year 2000 Compliant" so that they will accurately process, calculate, compare, sequence, transmit and receive date/time data from, into, and between the 20th and 21st centuries and the years 1999 and 2000 and leap year calculations, except for such noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) no material equipment and systems will create any logical or mathematical inconsistency or malfunction or cease to function when processing date/time data, except for such inconsistencies or malfunctions that would not, individually or in the aggregate, have a Material Adverse Effect.

      U. NO DEFAULTS. Neither the Company nor any Subsidiary is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give to others any rights of termination, amendment, acceleration or cancellation), its charter or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, contract, or other agreement or instrument to which the Company or the Subsidiaries is a party or by which any of them or their respective assets are bound, except for such breaches or defaults that could be reasonably expected not to have a Material Adverse Effect. The Manager is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both


                             (Page 80 of 133 Pages)
would constitute a breach of, or default under or give to others any rights of termination, amendment, acceleration or cancellation) the Management Agreement or Administration Agreement.

      V. BUSINESS. Neither the Company nor the Subsidiaries own or operate any real property.

      W. EMPLOYEES. Neither the Company nor the Subsidiaries retain any employees.

      X. INVESTMENTS. As used in this Section 3(X), "Company" means the Company and the Subsidiaries. The Company owns and has good and marketable title to all of the investments in other persons or entities ("Investments"), free and clear of all Liens, except those Liens that could, individually or in the aggregate, not reasonably be expected to result in a Material Adverse Effect. There is no monetary default, breach, violation or event of acceleration on the part of any person or entity that is a party thereto beyond any applicable grace period existing under any of the Investments or loans securing such Investments or loans by the Company to any other person or entity, except for (i) such defaults, breaches, violations or events of acceleration that would not reasonably be expected to result in a Material Adverse Effect and (ii) such loans in special servicing set forth on Schedule 3(X) hereto. The Company has not given any notice (that is still outstanding) of any non-monetary default, breach, violation or event of acceleration and, to the Company's knowledge there is no non-monetary default, breach, violation or event of acceleration existing under any of the Investments, loans securing such Investments or loans by the Company to any other person or entity that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has not received any written notice or been informed of any default, breach or violation by the Company of any of the terms of any Investment, loans securing such Investments or loans by the Company to any other person or entity, and to the Company's knowledge, no such default, breach or violation exists, except, in either instance, for such defaults, breaches or violations that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and no person has any right of offset against the Company in respect of any Investment, loans securing such Investments or loans by the Company to any other person or entity. To the Company's knowledge, there is no monetary default or any material default, breach, violation or event of acceleration under any loan or security ranking in priority senior to any Investment, loans securing such Investmensts or loans by the Company to any other person or entity of the Company.

      Y. OWNERSHIP LIMITATIONS. The Company has taken all actions necessary to
(i) exempt (the "Exemption") the Buyer, RECP and their respective Affiliates and the direct and indirect holders of interests therein ("Ownership Limitation Affiliates") from the Ownership Limit (as defined in the Articles) pursuant to
Section 6.1.7 of the Articles with respect to all Preferred Shares and 22% of the Common Stock (after taking into account any Common Stock issuable upon conversion of the Preferred Shares) of the Company determined by (i) the number of shares outstanding or (ii) Current Market Price (as defined in the Articles Supplementary) whichever produces the largest holding of Common Stock under the two methods, computed with regard to all outstanding shares of Common Stock (the "Allowed Common Shares"), and (ii) to exempt Buyer, RECP and Ownership Limitation Affiliates from the "Interested Stockholder" and "Control Share Acquisition" provisions (Subtitles 6 and 7 of Title 3) of the Maryland General Corporation Law, with respect to the ownership by the Buyer, RECP, the Ownership Limitation Affiliates or any Qualifying Transferee of the Preferred Shares and any future ownership of Allowed Common Shares, and the Company will not take any action that results in the Buyer, RECP, the Ownership Limitation Affiliates or any Qualifying Transferee no longer being exempted or excepted, as applicable, from the Ownership Limit and Maryland law provisions, as described above, provided Buyer complies with the terms and conditions of the Exemption as set forth in that certain letter from the Company to Buyer dated the date hereof regarding the Exemption (the "Exemption Letter"). Any transferee of the Buyer
(i) which is not an "individual" (within the meaning of Section 542(a)(2) of the


                             (Page 81 of 133 Pages)

Code, as modified by Section 856(h)(3), i.e., not treating a pension fund under
Section 401(a) of the Code as an individual), (ii) whose ownership of Preferred Shares or Allowed Common Shares into which such Preferred Shares are convertible will not cause the Company to (a) fail to qualify as a REIT under the Code or
(b) be a "pension-held REIT" within the meaning of Section 856(h)(3)(D) of the Code and (iii) who executes a shareholder undertaking substantially similar to that executed by Buyer in connection with the Company's issuance of the Exemption (a "Qualifying Transferee"), shall, upon such transfer, also be (i) exempt from the Ownership Limit with respect to the Preferred Shares and the Allowed Common Shares and (ii) exempt from the "Interested Stockholder" and "Control Share Acquisition" provisions of the Maryland General Corporation Law.

      Z. DISCLOSURE. Neither this Agreement, the Registration Rights Agreement, the Articles Supplementary, any exhibit or schedule hereto or thereto, nor any other statements or certificates made or delivered in connection herewith or therewith, on behalf of the Company, the Subsidiaries or the Manager (as supplemented or amended by documents delivered at a later time, but prior to the Closing), contains any untrue statement of a material fact and, when taken together with the Company SEC Documents, do not omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

      AA. AFFILIATE TRANSACTIONS. Neither the Company nor any Subsidiary has entered into any transaction, agreement or arrangement with the Manager or any of its Affiliates except for the Management Agreement, the Administration Agreement or as set forth on Schedule 3(AA).

      BB. TAX RETURNS. The Company and ASC each has timely filed all material United States federal, state, local, and foreign tax returns required to be filed which tax returns are true, accurate and complete in all material respects. The Company and ASC each has paid all material United States federal, state, local, and foreign taxes required to be paid. There are no material tax liens against the Company or its assets except for liens for taxes not yet due or payable. AFLLC is a wholly-owned limited liability company that is treated as a disregarded entity for United States federal income tax purposes.

4. COVENANTS.

      A. BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Sections 5 and 6 of this Agreement.

      B. FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to each Buyer promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Securities for issuance and sale to the Buyer at the date of issuance pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification).

      C. REPORTING STATUS; ELIGIBILITY TO USE FORM S-3. The Common Stock is registered under Section 12(g) of the 1934 Act. So long as the Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not, so long as the Buyer beneficially owns any of the Securities, terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and, so long as the Buyer beneficially owns any of the Securities, will take reasonable action to continue to meet, the


                             (Page 82 of 133 Pages)

"registrant eligibility" requirements set forth in the general instructions to Form S-3 under the Securities Act.

      D. RESERVATION OF SHARES. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith.

      E. LISTING. Following registration thereof under the 1933 Act, the Company shall promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Buyer or its assigns owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of the Conversion Shares.

      F. NO INTEGRATION. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

      G. CONSENTS AND APPROVALS. No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement, the Articles Supplementary, the Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby or (ii) the sale and delivery of the Preferred Shares, other than (x) such as have been obtained, or will have been obtained at the Closing, under the 1933 Act or the 1934 Act and (y) any necessary qualification under the applicable securities or blue sky laws.

      H. EXCEPTED HOLDER. In accordance with Section 3(Y) hereof, the Company will not cause the Buyer, RECP, or the Ownership Limitation Affiliates or any Qualifying Transferee to fail to be (a) exempt from the Ownership Limit (as defined in the Articles) pursuant to 6.1.7 of the Articles with respect to the Preferred Shares and the Allowed Common Shares as set forth in the Exemption Letter and (b) exempted from the "Interested Stockholder" and "Control Share Acquisition" provisions (Subtitles 6 and 7 of Title 3) of the Maryland General Corporation Law, with respect to the ownership by the Buyer, RECP, the Ownership Limitation Affiliates or any Qualifying Transferee of the Preferred Shares and any future ownership of Allowed Common Shares. As set forth in the Exemption Letter, the Company may demand reasonable information concerning any proposed transferee demonstrating that such Person satisfies the requirements to be a Qualifying Transferee (as set forth in Section 3(Y)) prior to registering such transfer of Preferred Shares or Allowed Common Shares.

      I. REIT STATUS. The Company will use its best efforts to operate in a manner in accordance with the requirements for qualification and taxation as a REIT. In the event of the taking or proposed taking of any action that would cause any representation set forth in Section 3(D) to be incorrect if made as of any date following the Closing, the Company shall use reasonable efforts to notify the undersigned prior to the taking of such action.

      J. INVESTMENT COMPANY. The Company will conduct its affairs in such a manner so as to ensure that the Company is not an "investment company" or an entity subject to regulation as an investment company within the meaning of the 1940 Act.


                             (Page 83 of 133 Pages)

5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Preferred Shares to the Buyer at the Closing is subject to the satisfaction (or waiver), on or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by prior delivery of written notice of such waiver to the Buyer:

      A. The Buyer shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

      B. The Buyer shall have delivered the Purchase Price in accordance with
Section 1(B) above.

      C. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date and in such case shall be true and correct as of that particular date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

      D. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

      E. The Buyer shall have delivered an executed copy of the Shareholder's Undertaking, dated as of the Closing Date, in the form attached as Exhibit C hereto.

6. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase the Preferred Shares at the Closing is subject to the satisfaction (or waiver), on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion by prior delivery of written notice by the Buyer to the Company:

      A. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer and all covenants, agreements and conditions contained therein that are required to have been performed or complied with on or prior to the Closing, shall have been performed or complied with or waived in writing by the Buyer.

      B. The Company shall have delivered to the Buyer a duly executed certificate representing the Preferred Shares in accordance with Section 1(B) above.

      C. The Articles Supplementary shall have been accepted for filing with the SDAT, and a copy thereof certified by the SDAT shall have been made available to the Buyer, and the Articles Supplementary shall be in full force and effect without modification.

      D. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a particular date and in such case shall be true and correct as of that particular date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.


                             (Page 84 of 133 Pages)

      E. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement, nor shall any action, suit or proceeding be pending or threatened with respect thereto.

      F. Trading in the Common Stock on the NYSE shall not have been suspended by the SEC or the NYSE.

      G. The Company shall have obtained all requisite consents of or approvals from federal, state and any other Governmental Authority (as defined below) necessary to consummate the transactions contemplated by this Agreement and issue the Securities and permit the utilization of the proceeds of the Preferred Shares as described herein. "Governmental Authority" means any nation or government, any state, province, county or other political subdivision thereof, and any entity exercising any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

      H. There shall be no pending (of which an employee of the Company has received service or notice of process) or threatened action, suit, investigation, litigation or proceeding affecting the Company or any of the Subsidiaries before any Governmental Authority ("Litigation"), that would in the reasonable opinion of the Company, result in an adverse decision that could (A) have a Material Adverse Effect or (B) restrain, prevent or impose materially adverse conditions upon the transactions contemplated by this Agreement.

      I. In accordance with Section 3(Y), the Company shall have taken all action necessary to (i) exempt the Buyer, RECP, the Ownership Limitation Affiliates or any Qualifying Transferee from the Ownership Limit (as defined in the Articles) pursuant to Section 6.1.7. of the Articles, as set forth in the Exemption Letter, with respect to all Preferred Shares and the Allowed Common Shares and (ii) cause the Buyer, the Ownership Limitation Affiliates or any Qualifying Transferee to be exempt from the "Interested Stockholder" and "Control Share Acquisition" provisions (Subtitles 6 and 7 of Title 3) of the Maryland General Corporation Law, with respect to the ownership by the Buyer, RECP, the Ownership Limitation Affiliates or any Qualifying Transferee of the Preferred Shares and any future ownership of Allowed Common Shares, and the Company will not take any action that results in the Buyer, the Ownership Limitation Affiliates or any Qualifying Transferee no longer being exempted or excepted, as applicable, from the Ownership Limit and Maryland law provisions, as described above, provided such persons comply with the terms and conditions of the Exemption Letter. Any transferee of the Buyer (i) which is not an "individual" (within the meaning of Section 542(a)(2) of the Code, as modified by Section 856(h)(3), i.e., not treating a pension fund under Section 401(a) of the Code as an individual), (ii) whose ownership of Preferred Shares or Allowed Common Shares into which such Preferred Shares are convertible will not cause the Company to (a) fail to qualify as a REIT under the Code or (b) be a "pension-held REIT" within the meaning of Section 856(h)(3)(D) of the Code and
(iii) who executes a shareholder undertaking substantially similar to that executed by Buyer in connection with the Company's issuance of the Exemption (a "Qualifying Transferee"), shall, upon such transfer, be (i) exempt from the Ownership Limit with respect to the Preferred Shares and the Allowed Common Shares, as set forth in the Exemption Letter, and (ii) exempt from the "Interested Stockholder" and "Control Share Acquisition" provisions of the Maryland General Corporation Law. The Company shall have delivered a letter to the Buyer, in a form reasonably satisfactory to the Buyer confirming the above described exemptions from the Ownership Limit and "Interested Stockholder" and "Control Share Acquisition" provisions.

      J. The Buyer shall have received the following, addressed to them and in form and substance reasonably satisfactory to them:


                             (Page 85 of 133 Pages)

            (i) certified copies of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, each of the other agreements, instruments and transactions contemplated hereby or thereby including the issuance and sale of the Securities;

            (ii) certified copies of the Articles of Incorporation and By-laws of the Company as in effect at the Closing;

            (iii) a certificate of the Secretary of the Company dated the Closing Date, as to the incumbency and signatures of the officers executing this Agreement and all instruments executed pursuant hereto;

            (iv) Officer's Certificate, dated as of the Closing Date, of the Company to the effect set forth in Sections 6(A) (with respect to performance and compliance with the covenants, agreements and conditions of this Agreement) and 6(D); and

            (v) the opinion of each of (A) Skadden, Arps, Slate, Meagher & Flom LLP and (B) Miles & Stockbridge, P.C., Maryland counsel to the Company, each in a form reasonably acceptable to the Buyer and its counsel.

      K. All matters relating to this Agreement, the Registration Right Agreement, the Securities and the transactions contemplated hereby and thereby and the legal and organizational structure of the Company shall be reasonably satisfactory from a legal point of view to the Buyer, and the Buyer shall have received such additional certificates, legal opinions and other documentation as it may have reasonably requested with respect to this Agreement, the Registration Right Agreement, the Securities and the transactions contemplated hereby and thereby.

      L. Andrew P. Rifkin shall be appointed a Director of the Company by the Buyer.

7. INDEMNIFICATION

      A. The Company shall indemnify and hold harmless the Buyer and its respective directors, officers, employees, agents, affiliates, successors and permitted assigns from and against any and all (x) liabilities, losses or damages ("Loss") and (y) reasonable out-of-pocket expenses, including without limitation attorneys' fees and expenses ("Expense") incurred by such party in connection with (i) the Company's breach or failure to perform its obligations and covenants under this Agreement, the Articles Supplementary, the Registration Rights Agreement or in connection with the enforcement by the Buyer of any of the Company's obligations or covenants hereunder or thereunder including the enforcement of this indemnity and (ii) any breach of any warranty or the inaccuracy of any representation, or misrepresentation or omission, made by the Company in this Agreement.

      B. The Buyer shall indemnify and hold the Company and its trustees, officers, employees, agents, affiliates, successors and permitted assigns harmless from and against any and all Losses and Expenses incurred by the Company in connection with (i) the Buyer's breach or failure to perform its obligations under this Agreement, or in connection with the enforcement by the Company of any of the Buyer's obligations or covenants hereunder or thereunder including the enforcement of this Indemnity and (ii) any breach of any warranty or the inaccuracy of any representation, or misrepresentation or omission, made by the Buyer in this Agreement.

      C. If a party believes that any of the persons entitled to indemnification under this Section 7 has suffered or incurred any Loss or incurred any Expense, such party shall notify the indemnifying party


                             (Page 86 of 133 Pages)
promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement, the Articles Supplementary, the Registration Rights Agreement, or any certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred; provided, however, that the omission by such indemnified party to give notice as provided herein shall not relieve the indemnifying party of its indemnification obligation under this Section 7 except to the extent that such indemnifying party suffers a material Loss as a result of such failure to give notice. If any action at law or suit in equity is instituted against a third party with respect to which any of the persons entitled to indemnification under this Section 7 intends to claim any liability or expense as Loss or Expense under this Section 7, any such person shall promptly notify the indemnifying party of such action or suit as specified in this Section 7(C) and in Section 7(D).

      D. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the indemnified persons shall give notice thereof to the indemnifying party not later than 20 business days prior to the time any response to the asserted claim is required, if possible, and in any event within 15 days following the date such indemnified person has actual knowledge thereof; provided, however, that the omission by such indemnified party to give notice as provided therein shall not relieve the indemnifying party of its indemnification obligation under this
Section 7 except to the extent that such indemnifying party suffers a material Loss as a result of such failure to give notice. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the indemnifying party may, at its sole cost and expense, assume the defense thereof; provided, however, that counsel for the indemnifying party, who shall conduct the defense of such claim or legal proceeding, shall be reasonably satisfactory to the indemnified party; and provided, further, that if the defendants in any such actions include both the indemnified persons and the indemnifying party and the indemnified persons shall have reasonably concluded based on a written opinion of counsel that there may be legal defenses or rights available to them which have not been waived and are in actual or potential conflict with those available to the indemnifying party, the indemnified persons shall have the right to select one law firm reasonably acceptable to the indemnifying party to act as separate counsel, on behalf of such indemnified persons, at the expense of the indemnifying party. Unless the indemnified persons are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, if an indemnifying party assumes the defense of any such claim of legal proceeding, such indemnifying party shall not consent to entry of any judgment, or enter into any settlement, that (a) is not subject to indemnification in accordance with the provisions of this Section 7, (b) provides for injunctive or other nonmonetary relief affecting the indemnified persons or (c) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such indemnified persons of an unconditional release from all liability with respect to such claim or legal proceeding, without the prior written consent of the indemnified person (which consent, in the case of clauses (b) and (c), shall not be unreasonably withheld); and provided, further, that unless the indemnified persons are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, the indemnified persons may, at their own expense, participate in any such proceeding with the counsel of their choice without any right of control thereof. So long as the indemnifying party is in good faith defending such claim or proceeding, the indemnified persons shall not compromise or settle such claim or proceeding without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnifying party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the indemnified persons may defend against such claim or litigation in such manner as they may deem appropriate, including, without limitation, settling such claim or litigation (after giving prior written notice of the same to the indemnifying party) on such terms as the indemnified persons may deem appropriate, and the indemnifying party will promptly indemnify the indemnified persons in accordance with the provisions of Section 7.


                             (Page 87 of 133 Pages)

8. GOVERNING LAW; MISCELLANEOUS.

      A. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

      B. COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

      C. HEADINGS. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

      D. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

      E. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Schedules, Exhibits and instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the Preferred Shares then outstanding. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement, the Registration Rights Agreement or the Articles Supplementary unless the same consideration also is offered to all the parties to this Agreement or the Registration Rights Agreement or holders of the Preferred Shares, as the case may be.

      F. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent overnight by express mail or delivered personally or by courier (including an overnight delivery service) or by facsimile and shall be effective upon receipt, if delivered by overnight express mail, personally or by courier (including an overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

      Anthracite Capital, Inc.
      345 Park Avenue, 29th Floor
      New York, NY 10154
      Attention: Chief Financial Officer
      Facsimile: 212-754-8758

With copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      919 Third Avenue
      New York, NY  10022


                             (Page 88 of 133 Pages)

      Attention: Vincent J. Pisano, Esq.
      Facsimile: 212-735-2000

If to the Buyer to:

      RECP II Anthracite, LLC
      c/o DLJ Real Estate Capital Partners II, L.P.
      277 Park Avenue, 19th Floor
      New York, NY 10172
      Attention: Andrew P. Rifkin, Phillip C. Tager and William C. Helm
      Facsimile: (212) 892-7553

With copy to:

      Rogers & Wells LLP
      200 Park Avenue
      New York, NY 10166
      Attention: Robert E. King, Jr.
      Facsimile: (212) 878-8375

Each party shall provide written notice to the other party of any change in address.

      G. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other; provided, that, subject to Section 2(F), the Buyer may assign its rights and obligations hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company; provided, further, however, that the transferee has agreed in writing to be bound by the provisions of this Agreement and acknowledges the assignment provisions of the Registration Rights Agreement with such transferee becoming a "Buyer" under this Agreement with all of the rights and obligations the Buyer has hereunder and the Company shall have been notified of the name and address of the transferee.

      H. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      I. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      J. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      K. EXPENSES. Each of the parties hereto shall pay its own costs and expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, except as shall be explicitly provided otherwise in the Registration Rights Agreement.


                             (Page 89 of 133 Pages)

      L. SURVIVAL. The agreements and covenants set forth in Sections 3, 4, 7 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.

      M. KNOWLEDGE CLAUSES. As used in this Agreement, the phrases "to the Company's knowledge," "to the knowledge of the Company" and phrases of similar import means the knowledge of the Chief Executive Officer, President, any Vice President and the Chief Financial Officer of the Company, after reasonable investigation and inquiry commensurate with that of a reasonable person holding such position with a public company in the ordinary course of business.

      N. VALIDITY. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.


                             (Page 90 of 133 Pages)

      IN WITNESS WHEREOF, the Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

ANTHRACITE CAPITAL, INC.

By: /s/ Richard M. Shea
    ----------------------------------
    Richard M. Shea
    Chief Operating Officer and Chief Financial Officer


RECP II ANTHRACITE, LLC

By: /s/ Philip C. Tager
    ----------------------------------
Name:  Philp C. Tager
Title: Senior Vice President

ADDRESS: 277 Park Avenue, 19th Floor
             New York, NY 10172

AGGREGATE SUBSCRIPTION AMOUNT: $30,000,000
Number of Preferred Shares: 1,200,000


                             (Page 91 of 133 Pages)

                                  Schedule 2(F)

1. Intercreditor Agreement for the Savoy Hotel transaction referred to in the Novation Certificated, dated August 24, 1998, to Bankers Trust Company, whereby the Company is made party to the Intercreditor Agreement.


                                (Page 92 of 133)

                                  Schedule 3(T)

                                      None


                                (Page 93 of 133)

                                  Schedule 3(X)

--------------------------------------------------------------------------------
Property Name:                    Deal:        Current Balance:  Delinq. Status:
--------------------------------------------------------------------------------
Gulf Hotels Portfolio             CMAC 98 C2    $ 9,084,957.12    90 days plus
--------------------------------------------------------------------------------
Bay State Building                CMAC 98 C1    $ 1,238,597.14    90 days plus
--------------------------------------------------------------------------------
Village Park Apts                 CMAC 98 C2    $ 6,786,590.68    90 days plus
--------------------------------------------------------------------------------
Westland Gardens West Apts        CMAC 98 C2    $ 3,153,206.38    90 days plus
--------------------------------------------------------------------------------
Howard Johnson's Airport Lodge    CMAC 98 C2    $ 2,661,488.16    30 days
--------------------------------------------------------------------------------
Biocell Labs                      CMAC 98 C1    $ 1,964,538.55    30 days
--------------------------------------------------------------------------------
Forest Hills Rest Home            CMAC 98 C1    $ 1,171,199.00    30 days
--------------------------------------------------------------------------------
Stewart Plaza                     LBCMT 98 C1   $22,433,815.67    90 days plus
--------------------------------------------------------------------------------
Dauphin Plaza Shopping Center     LBCMT 98 C1   $12,133,354.94    60 days
--------------------------------------------------------------------------------
Sedgwick Centre Office Building   LBCMT 98 C1   $ 2,887,645.27    30 days
--------------------------------------------------------------------------------
One Pavilion Avenue               LBCMT 98 C1   $ 2,313,727.23    90 days plus
--------------------------------------------------------------------------------
11 Loans                                        $65,829,120.14
--------------------------------------------------------------------------------


                                (Page 94 of 133)

                                 Schedule 3(AA)

            The Company has a 1% interest in Midland Loan Conduit I and a 1% interest in Midland Loan Conduit II. The Company maintains a PNC Funding Line of Credit, for up to $2.5 million.

            In the following CMBS Acquisitions, Midland Loan Services contributed collateral:

            Description       Original Fee            Settlement Date
            CMAC 98C1         65,576                  7/29/98
            CMAC 98C2         187,966                 9/30/98
            PNCMAC  99-CM     40,872                  12/7/99

Midland Loan Services is also a special servicer of:

      CMAC 98C1
      CMAC 98C2
      PNCMAC  99-CM
      DLJCM  98-CG1

            PNC Bank is loan administrator of WaterGarden II Construction loan.


                                (Page 95 of 133)

                                    Exhibit A

                             Articles Supplementary


                                (Page 96 of 133)

                                    Exhibit B

                          Registration Rights Agreement


                                (Page 97 of 133)

                                    Exhibit C

                            Shareholder's Undertaking


                                (Page 98 of 133)